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                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the registration statement of Medical Resources, Inc. and Subsidiaries on Form S-8 of our report dated March 28, 1997, on our audit of the consolidated financial statements and financial statement schedule of Medical Resources, Inc. and Subsidiaries as of December 31, 1996, and for the year then ended, which report is included in Medical Resources, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997.




                                        /s/ PricewaterhouseCoopers LLP




Florham Park, New Jersey
January 22, 1999